             Schedule 14A Information required in proxy statement.
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
              Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[ ]        Preliminary Additional Materials
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to Section 240.149-11(c) or
           Section 240.14a-12

           TCW/DW Emerging Markets Opportunities Trust
-------------------------------------------------------------------------------
     (Name of Registrant as Specified in its Charter)


           LouAnne McInnis
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

4)   Proposed maximum aggregate value of transaction:

5)   Fee previously paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                  TCW/DW EMERGING MARKETS OPPORTUNITIES TRUST


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 8, 1999


     A Special Meeting of Shareholders ("Meeting") of TCW/DW EMERGING MARKETS OPPORTUNITIES TRUST (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in Conference Room A, Forty-Fourth Floor, 2 World Trade Center, New York, New York 10048, on June 8, 1999 at 1:00 P.M., New York City time, for the following purposes:


       1. To approve or disapprove a Plan of Liquidation and Dissolution to terminate the Fund; and


       2. To transact such other business as may properly come before the Meeting or any adjournment thereof.


     Shareholders of record as of the close of business on March 12, 1999 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose. Alternatively, if you are eligible to vote telephonically by touchtone telephone or electronically on the Internet (as discussed in the enclosed proxy statement), you may do so in lieu of attending the Meeting in person.


     In the event that the necessary quorum to transact business at the Meeting, or the vote required to approve or reject any proposal is not obtained, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve the Plan of Liquidation and Dissolution and will vote against such adjournment those proxies required to be voted against that proposal.



                                  BARRY FINK,
                                   Secretary


March 23, 1999
New York, New York



-------------------------------------------------------------------------------
                                   IMPORTANT

   YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. CERTAIN SHAREHOLDERS WILL BE ABLE TO VOTE TELEPHONICALLY BY TOUCHTONE TELEPHONE OR ELECTRONICALLY ON THE INTERNET BY FOLLOWING INSTRUCTIONS CONTAINED ON THEIR PROXY CARDS OR ON THE ENCLOSED VOTING INFORMATION CARD.
-------------------------------------------------------------------------------

                  TCW/DW EMERGING MARKETS OPPORTUNITIES TRUST

               TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                 JUNE 8, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of TCW/DW EMERGING MARKETS OPPORTUNITIES TRUST (the "Fund"), for use at the Special Meeting of Shareholders of the Fund to be held on June 8, 1999, and at any adjournments thereof (the "Meeting").

     If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of Proposal 1 set forth in the Notice of Special Meeting. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (whether by mail or, as discussed below, by touchtone telephone or the Internet) (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

     Shareholders as of the close of business on March 12, 1999, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for a fractional share. On March 12, 1999 there were outstanding 5,514,285 shares of beneficial interest of the Fund, all with $0.01 par value. The following persons were known to own of record or beneficially 5% or more of the outstanding shares of a Class of the Fund as of that date: Class B -- Richard
J. Mitchell & Patricia E. Mitchell, JTTEN, 19710 58th Pl. South, Kent, WA 98032-3103 (8.9%) and Dean Witter Reynolds ("DWR") Cust for Ernest C. Dowless, IRA Rollover Dtd 10/15/98, 107 Middle Brook Rd., Greer, SC 29650-3406 (5.6%). Class C -- DWR Cust for William L. Swanberg, IRA Rollover Dtd 04/28/98, 9234 S. Millard, Evergreen Park, IL 60805-1406 (13.6%); DWR Cust for Carol Keller, IRA Rollover Dtd 09/20/93, 14557 Roberts Rd., Thornville, OH 43076-9211 (13.4%);
DWR Cust for Frances Kay Hooper, IRA Std/Rollover Dtd 11/23/98, 270 St. Rt. 142 NE, W. Jefferson, OH 43162-9503 (13%); William L. Swanberg & Ona J. Swanberg, JTWROS, 9234 S. Millard, Evergreen Pk, Il 60805-1406 (12.5%); Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), Attn: Maurice Bendrihem, 2 World Trade Center, 70th Fl., New York, NY 10048-0203 (12.3%); Mr. Othmar Buff & Mrs. Marie Buff, JTWROS, 44 6th St., Garden City Park, NY 11040-4110 (8.1%); DWR Cust for Marjorie A. Potts, IRA STD/Rollover Dtd 12/07/93, 3278 Tareyton Dr., Grove City, OH 43123-1839 (8.1%); DWR Cust for Loretta Rutkowski, IRA Rollover Dtd 12/15/97, 4915 S. Eagle Circle, Aurora, CO 80015-2201 (7.7%) and DWR Cust for Ruby A. Powell, IRA Rollover Dtd 12/30/97, 705 N. Main St., Corona, CA 91720-1440 (5.5%). Class D -- MSDW Advisors, Attn: Maurice Bendrihem, 2 World Trade Center, New York, NY 10048-0203 (99.9%). The Trustees and officers of the Fund, together, owned less than 1% of the Fund's outstanding shares on that date. The percentage ownership of shares of the Fund changes from time to time depending on purchases and redemptions by shareholders and the total number of shares outstanding. The first mailing of this proxy statement is expected to be made on or about March 23, 1999.

     The cost of soliciting proxies for the Meeting, estimated at approximately $26,000, consisting principally of printing and mailing expenses, will be borne by the Fund. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers of the Fund, officers and regular employees of Morgan Stanley Dean Witter Services Company Inc. ("MSDW Services" or the "Manager") or its parent company, Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), Morgan Stanley Dean Witter Trust FSB ("MSDW Trust") and/or Dean Witter Reynolds Inc. ("DWR") without special compensation therefor. The business address of the aforementioned entities (other than MSDW Trust) as well as Morgan Stanley Dean Witter Distributors is Two World Trade Center, New York, New York.

     Shareholders whose shares are registered with MSDW Trust will be able to vote their shares by touchtone telephone or by Internet by following the instructions on the proxy card or on the Voting Information Card accompanying this proxy statement. To vote by touchtone telephone, shareholders can call the toll-free number 1-800-690-6903. To vote by Internet, shareholders can access the websites www.msdwt.com or www.proxyvote.com. Telephonic and Internet voting with MSDW Trust presently are not available to shareholders whose shares are held in street name.

     In certain instances, MSDW Trust, an affiliate of MSDW Advisors, may call shareholders to ask if they would be willing to have their votes recorded by telephone. This telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a shareholder should vote on the Proposal other than to refer to the recommendation of the Board. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. Shareholders voting by telephone in this manner will be asked for their social security number or other identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly they will receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Although a shareholder's vote may be taken by telephone, each shareholder will receive a copy of this proxy statement and may vote by mail using the enclosed proxy card or by touchtone telephone or the Internet as set forth above. The last proxy vote received in time to be voted, whether by proxy card, touchtone telephone or Internet, will be the vote that is counted and will revoke all previous votes by the shareholder.


                          (1) APPROVAL OR DISAPPROVAL
                    OF PLAN OF LIQUIDATION AND DISSOLUTION
                             TO TERMINATE THE FUND

     On February 25, 1999, the Board of Trustees, following deliberation and review of a proposal by the Fund's management, determined that it would be advisable that the Fund be liquidated and dissolved in accordance with Massachusetts law. Accordingly, the Board approved the termination of the Fund, subject to shareholder approval, pursuant to a Plan of Liquidation and Dissolution (the "Plan"). A copy of the Plan is attached as Exhibit A. At the Meeting, shareholders of the Fund will vote on the Plan. The Plan provides for the liquidation of the Fund's assets and the distribution to shareholders of the Fund of all of the proceeds of such liquidation, which will be in cash form, less an amount to be provided for debts and liabilities of the Fund.

     The favorable vote of a majority of the outstanding shares represented and entitled to vote at the Meeting is required for approval of the Plan.


BACKGROUND OF AND REASON FOR THE PLAN

     The Fund initially was registered under the Investment Company Act of 1940 as a closed-end management investment company, and, following an initial public offering of its shares, commenced operations on March 30,

1994. On July 22, 1997, a majority of the Fund's shareholders voted to convert the Fund to an open-end, multi-class management investment company which conversion became effective on January 26, 1998 (the "Conversion Date"). As a result of the Fund's conversion to open-end status, the Fund's assets declined significantly from approximately $305 million at January 31, 1997 to approximately $169 million at January 31, 1998, several days after the Conversion Date. Since the Conversion Date, the Fund's assets have continued to decline, falling to approximately $80 million at July 31, 1998, the Fund's semi-annual period, and declining further to approximately $56 million at January 31, 1999, the Fund's fiscal year end.

     MSDW Advisors, MSDW Services, TCW Funds Management Inc. (the "Adviser") and Morgan Stanley Dean Witter Distributors Inc., the distributor of the Fund's shares (the "Distributor") (collectively, "Management"), believe that the Fund may continue to experience a material decline in assets in the foreseeable future and because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with a smaller and declining asset base, the Fund's Management has concluded that it would be in the best interests of the Fund and its shareholders to liquidate the Fund and has recommended that this course of action be considered by the Fund's Board of Trustees.

     At a meeting on February 25, 1999, the Board of Trustees considered whether it would be appropriate to liquidate the Fund and, after careful consideration of the matter, the Board approved the liquidation and termination of the Fund pursuant to the terms of the Plan. The Board also directed that the Plan be submitted to shareholders for approval. In evaluating the Plan, the Trustees considered a number of factors, including the amount of the Fund's total assets, the increase in the Fund's expense ratios, the continued decline in the Fund's assets since the Conversion Date, the likelihood of whether additional sales of the Fund's shares could increase the assets to a more viable level and the absence of another investment company advised by MSDW Advisors or the Adviser that would be appropriate for a possible merger. Based on consideration of the foregoing and all other factors deemed relevant by it, the Board of Trustees determined that adoption of the Plan was in the best interests of the Fund and its shareholders. In view of this determination, the Board instructed the Distributor, to suspend all further sales of each class of the Fund's shares pending shareholder consideration of the Plan, with the exception of shares sold pursuant to the reinvestment of dividends and other distributions. Because of the suspension of sales, the Board also determined that accrual of payments to the Distributor, pursuant to the distribution plan with respect to Class A, Class B and Class C shares of the Fund adopted pursuant to Rule 12b-1, should be terminated effective February 26, 1999.

     If shareholders of the Fund fail to approve the Plan, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Fund as currently in effect. However, in such case, the Trustees would determine what alternative action, if any, should be taken.


SUMMARY OF THE PLAN

     Effective date of the Plan and cessation of the Fund's activities as an investment company. The Plan will become effective on the date of its approval by shareholders (the "Effective Date"). Following shareholder approval, the Fund will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund. After the distribution of assets to shareholders, the Fund will be dissolved in accordance with the Plan and Massachusetts law. The Plan provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Fund in accordance with the purposes to be accomplished by the Plan.

     Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Fund will mail to each shareholder of record who has not redeemed their shares a liquidating distribution equal to the shareholder's proportionate interest by class in the remaining assets of the Fund and information concerning the sources of the liquidating distribution. No contingent deferred sales charge will be applied to any Class A, Class B or Class C shares held until the final liquidating distribution. Shareholders who redeem their Class A, Class B or Class C shares prior to such liquidating distribution will be charged a contingent deferred sales charge, if applicable, upon redemption of their shares.

     Continued Operation of the Fund. The adoption of the Plan will not affect the right of each class of shareholders to redeem shares of the Fund at their then current net asset value per share. All officers of the Fund, as well as all entities serving the Fund, will continue in their present positions and capacities until such time as the Fund is liquidated and dissolved.


PROCEDURE FOR DISSOLUTION

     The Plan provides for the termination of the Fund under the laws of the Commonwealth of Massachusetts. The Fund intends to file an appropriate notice of termination with the Office of the Secretary of State of Massachusetts. Such notice will state that the Trustees approved the termination of the Fund pursuant to the Plan and will specify the exact date of termination. Massachusetts law does not provide rights of appraisal or similar rights of dissent to shareholders with respect to the proposed liquidation and termination.


TAX EFFECTS OF LIQUIDATION

     The Fund has been advised by its special tax counsel, Gordon Altman Butowsky Weitzen Shalov & Wein, that, upon the liquidation of the Fund, shareholders will realize a capital gain or loss to the extent that the amount received upon liquidation exceeds or is less than the shareholder's adjusted basis in his or her shares of the Fund. The realized gain or loss will be long-term or short-term depending upon whether the shareholder has held shares for more or less than one year.

     The Fund qualified as a regulated investment company for federal income tax purposes for its fiscal year ended January 31, 1999, and has continued to so qualify. Following completion of the proposed liquidation and dissolution, shareholders will be furnished information concerning the tax treatment of all dividend and other distributions, including final liquidation distributions, made by the Fund.

     Certain shareholders who have not furnished a correct taxpayer identification number may be subject to backup withholding at a rate of 31% of the amount of distributions. The above discussion does not address the treatment of tax-exempt shareholders or nonresident shareholders. In addition, the treatment of state or local taxes is not discussed. Shareholders are urged to consult with their own tax advisers with respect to such issues.


DE-REGISTRATION AS AN INVESTMENT COMPANY

     Promptly after the dissolution of the Fund, an application will be filed with the Securities and Exchange Commission for an order declaring that the Fund has ceased to be an investment company. Upon issuance of such an order, the Fund will no longer be registered under or subject to the provisions of the Investment Company Act of 1940.

     THE TRUSTEES OF THE FUND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THE FUND.

                             ADDITIONAL INFORMATION

     In the event that the necessary quorum to transact business at the Meeting, or the vote required to approve or reject any proposal is not obtained, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve the Plan of Liquidation and Dissolution and will vote against such adjournment those proxies required to be voted against such proposal.

     Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of any of the proposals, and broker "non-votes" will not be deemed to be present at the meeting for purposes of determining whether a particular proposal to be voted upon has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.


                             SHAREHOLDER PROPOSALS

     In the event that the Fund is not liquidated and dissolved, any proposals of security holders intended to be presented at the next meeting of shareholders should be presented a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.


                            REPORTS TO SHAREHOLDERS

     THE FUND'S MOST RECENT ANNUAL REPORT, FOR THE FISCAL YEAR ENDED JANUARY 31, 1999, HAS BEEN SENT PREVIOUSLY TO THE TRUST'S SHAREHOLDERS AND IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM ADRIENNE RYAN-PINTO AT MORGAN STANLEY DEAN WITTER TRUST FSB, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NEW JERSEY 07311 (TELEPHONE 1-800-869-NEWS (TOLL FREE)).


                                 OTHER BUSINESS

     Management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.


                           By Order of the Trustees
                                  BARRY FINK

                                   Secretary

                                                                      EXHIBIT A

                  TCW/DW EMERGING MARKETS OPPORTUNITIES TRUST
                      PLAN OF LIQUIDATION AND DISSOLUTION

     The following Plan of Liquidation and Dissolution (the "Plan") of TCW/DW Emerging Markets Opportunities Trust (the "Fund"), a trust organized and existing under the laws of the Commonwealth of Massachusetts, which has most recently operated as an open-end non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Declaration of Trust dated December 22, 1993 and, as amended and restated on January 14, 1998 (the "Declaration"), and under Massachusetts law.

     WHEREAS, the Fund's Board of Trustees (the "Board") has deemed that it is advisable and in the best interests of the Fund and its shareholders to liquidate and to dissolve the Fund, and the Board, on February 25, 1999, considered the matter and determined to recommend the termination of the Fund pursuant to this Plan;

     NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

     1. Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of shareholders of the Fund ("Meeting") called for the purpose of voting upon the Plan, by the favorable vote of a majority of the outstanding shares of the Fund represented and entitled to vote at the Meeting. The date of such adoption and approval of the Plan by shareholders is hereinafter called the "Effective Date."

     2. Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Fund shall be liquidated and dissolved pursuant to applicable provisions of Massachusetts law.

     3. Cessation of Business. After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares.

     4. Liquidation of Assets. The Fund shall cause the liquidation of its assets to cash form as soon as is practicable consistent with the terms of the Plan.

     5. Payment of Debts. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

     6. Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Fund will mail the following to each class of shareholder of record who has not redeemed its shares: (i) a liquidating distribution equal to the shareholder's proportionate interest by class in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 5 above); and (ii) information concerning the sources of the liquidating distribution.

     7. Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to among the Fund, its manager and its investment adviser, all expenses incurred by or allocable to the Fund in carrying out this Plan, deregistering the Fund as an investment company, and dissolving the Fund, shall be borne by the Fund.

     8. Power of the Board of Trustees. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or to authorize any or all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and the applicable Massachusetts law.

     The death, resignation or other disability of any Trustee or any officer of the Fund shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

     9. Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of assets to shareholders in accordance with the purposes intended to be accomplished by this Plan.

                  TCW/DW EMERGING MARKETS OPPORTUNITIES TRUST

                                     PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoints Ronald E. Robison, Barry Fink, and Robert S. Giambrone, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of TCW/DW Emerging Markets Opportunities Trust on June 8, 1999 at 1:00 p.m., New York City time, and at any adjournment thereof, on the proposal set forth in the Notice of Meeting dated March 23, 1999 as follows:





                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)

TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-690-6903
TO VOTE A PROXY BY INTERNET, visit our Website(s): WWW.MSDWT.COM or WWW.PROXYVOTE.COM

                                         PLEASE MARK VOTES AS
                                         IN THE EXAMPLE USING     [X]
                                         BLACK OR BLUE INK

                                        FOR        AGAINST        ABSTAIN

Approval of Plan of Liquidation and     [ ]          [ ]            [ ]
Dissolution to Terminate the Fund:



Please make sure to sign and date this Proxy using black or blue ink.


Date
    ----------------------------------


   ---------------------------------------------------------------------


   ---------------------------------------------------------------------
                       Shareholder sign in the box above

   ---------------------------------------------------------------------


   ---------------------------------------------------------------------
                    Co-Owner (if any) sign in the box above





- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

           PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES





                  TCW/DW EMERGING MARKETS OPPORTUNITIES TRUST


------------------------------------------------------------------------------
                                   IMPORTANT


               USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY

  1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

  2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

  3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.


------------------------------------------------------------------------------